Exhibit 1.1

ATRICURE, INC.

4,000,000 Shares

Common Stock

($0.001 Par Value)

UNDERWRITING AGREEMENT

                         , 2005

UNDERWRITING AGREEMENT

, 2005

UBS Securities LLC

Piper Jaffray & Co.

Thomas Weisel Partners LLC

A.G. Edwards & Sons, Inc.

    as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

AtriCure, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative(s), an aggregate of 4,000,000 shares (the “Firm Shares”) of Common Stock, $0.001 par value (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company and the Selling Stockholders propose to grant to the Underwriters the option to purchase up to an additional 600,000 shares of Common Stock of which 150,000 shares are to be issued and sold by the Company and an aggregate of 450,000 shares are to be sold by the Selling Stockholders in the respective amounts set forth in Schedule B annexed hereto (together, the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus, which is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-124197) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it became effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company, the Selling Stockholders and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $             per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company and the Selling Stockholders listed on Schedule B hereto hereby grant to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the Selling Stockholders listed on Schedule B hereto, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by UBS Securities LLC and Piper Jaffray & Co. (together, the “Book-Runners”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company and the Selling Stockholders listed on Schedule B hereto. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold by each of the Company and the Selling Stockholders shall be, as nearly as practicable, in the same proportion as the maximum number of Additional Shares to be sold by each of the Company and the Selling Stockholders to maximum aggregate number of Additional Shares to be sold; provided, however, to the extent that the Underwriters exercise their option in the aggregate for less than the maximum number of Additional Shares, then such Additional Shares shall first be purchased from each of the Selling Stockholders up to, and in the same proportion as, the maximum number of Additional Shares to be sold by each of the Selling Stockholders as set forth on Exhibit B hereto, thereafter, any Additional Shares shall be purchased from the Company up to the maximum number of Additional Shares to be sold by the Company. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

Pursuant to powers of attorney granted by each Selling Stockholder, David Drachman or Thomas Etergino will act as representative of the Selling Stockholders. The foregoing representative (the “Representative of the Selling Stockholders”) is authorized, on behalf of each Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Stockholder in proportion to the number of Shares sold by each Selling Stockholder, to receive notices on behalf of each Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and each of the Selling Stockholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on                     , 2005 (unless another time shall be agreed to by you and the Company and the Representative of the Selling Stockholders or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the

Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act, and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

(b) as of                     , 2005, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of capital stock”; as of                     , 2005, after giving effect to (i) the conversion of all shares of the Company’s preferred stock outstanding as of , 2005 into shares of Common Stock, which will become effective at the closing of this offering; (ii) the filing of an amended and restated certificate of incorporation to provide for an authorized capital stock of 10,000,000 shares of preferred stock and 90,000,000 shares of Common Stock; (iii) a 1-for-3.8 reverse stock split of the Common Stock; and (iv) the acquisition of Enable, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of capital stock” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of capital stock”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; simultaneously with the time of purchase, all outstanding shares of the Company’s Series A Preferred Stock, $0.0001 par value per share, and Series B Preferred Stock, $0.0001 par value per share, shall convert into the number of shares of Common Stock set forth in the Registration Statement and the Prospectus in the manner set forth therein and no holder of any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for capital stock of the Company or options, warrants other securities of the Company shall have any existing or future right to acquire shares of preferred stock of the Company; and, as of the date of this Agreement, the Company has effected and completed a 1-for-3.8 reverse stock split of the Common Stock in the manner set forth in the Registration Statement and the Prospectus;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and Enable Medical Corporation, a Delaware corporation (“Enable”), taken as a whole (a “Material Adverse Effect”);

(e) the Company has no subsidiaries (as defined under the Act); the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the by-laws of the Company and Enable and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made on or after the date hereof and prior to the time of purchase or, if later, the additional time of purchase;

(f) the Company has entered into an Agreement and Plan of Merger dated as of February 14, 2005 (the “Merger Agreement”) among the Company, Enable Medical Corporation and Raymond W. Ogle, as stockholder representative, relating to the acquisition of Enable in the form that has been previously provided to you; Enable has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; Enable is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(g) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the

Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(j) neither the Company nor Enable is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or by-laws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or Enable is a party or by which any of them or any of their properties may be bound or affected, except, in the case of clause (ii) above, where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (x) the charter or by-laws of the Company or Enable, or (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or Enable is a party or by which any of them or any of their respective properties may be bound or affected, or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or Enable, except, in the case of clause (y) above, where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(k) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been effected, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD and qualification of the Shares for quotation on NASDAQ;

(l) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(m) each of the Company and Enable has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to have any such licenses, authorizations, consents or approvals or to have made any such filings would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor Enable is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or Enable, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(n) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, statutes, regulations, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(o) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or Enable or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(p) Deloitte & Touche LLP, whose report on the financial statements of each of the Company and Enable is filed with the Commission as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to each of the Company and Enable as required by the Act and the rules of the Public Company Accounting Oversight Board;

(q) the audited financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the audited financial statements of Enable included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the financial position of Enable as of the dates indicated and the results of operations and cash flows of Enable for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the pro forma financial statements and data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the Company has not entered into any transaction that would be required to be presented in the pro forma financial statements pursuant to Article 11 of Regulation S-X and the rules and regulations thereunder that has not been included as required in the Registration Statement and the Prospectus; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company or Enable (as the case may be); there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; the Company and Enable do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;

(r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and Enable taken as a whole, (ii) any transaction which is material to the Company and Enable taken as a whole, (iii) any liability or obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or Enable, which is material to the Company and Enable taken as a whole (iv) any change in the capital stock or outstanding indebtedness of the Company or Enable or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(s) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, from each of its directors and officers and holders of an aggregate of at least 98% of the Company’s Common Stock (including all shares of Common Stock issuable pursuant to any security convertible into or exercisable or exchangeable for Common Stock, or any warrant or other right to purchase Common Stock or any such security;

(t) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) the Company and Enable have good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or Enable is held thereby under valid, subsisting and enforceable leases;

(v) the Company and Enable own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property other than as set forth in Annex A; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or Enable’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or Enable infringes or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the Company’s knowledge, there is no material prior art that may render any patent application owned by the Company or Enable of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(w) neither the Company nor Enable is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or Enable before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or Enable and (C) no union representation dispute currently existing concerning the employees of the Company or Enable, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or Enable and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or Enable;

(x) the Company and Enable and their properties, assets and operations are, and during the term of all applicable statutes of limitation have been, in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or Enable under, or to interfere with or prevent compliance by the Company or Enable with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor Enable (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to its knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below); except as described in the Registration Statement and the Prospectus, neither the Company nor Enable is a party to any proceeding under any Environmental Law in which a governmental authority is also a party, other than such proceedings regarding which it is believed that no monetary penalties of $100,000 or more will be imposed; except as described in the Registration Statement and the Prospectus, neither the Company nor Enable anticipates material capital expenditures relating to any Environmental Law (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including without limitation those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(y) in the ordinary course of its business, the Company and Enable each conduct, to the extent necessary to conduct its business, a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(z) all federal, state, local and foreign income and franchise tax returns required to be filed by the Company and Enable have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those that are immaterial in amount or that are being contested in good faith and for which adequate reserves have been provided;

(aa) the Company and Enable maintain insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and Enable and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(bb) neither the Company nor Enable has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(cc) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(dd) each of the Company and Enable maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) and internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities and to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and such disclosure controls and procedures have been evaluated and are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;

(ff) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or Enable to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, neither the Company nor Enable have, directly or indirectly: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(gg) the Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company and Enable and any of the officers and directors of the Company and Enable, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(hh) any statistical or market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ii) neither the Company nor Enable nor, to the Company’s knowledge, any employee or agent of the Company or Enable has made any payment of funds of the Company or Enable or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(jj) any preclinical tests and clinical trials and other studies and tests conducted by or on behalf of the Company that are described in, or the results of which are referred to in, the Registration Statement and the Prospectus were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures, with applicable current good clinical practice and good laboratory practice requirements, and with protocols filed with the appropriate regulatory authorities for each such test, trial or study, as the case may be; the description of the results of such tests, trials and studies contained in the Registration Statement and the Prospectus are accurate and complete and fairly present the data derived from such tests, trials and studies, and the Company has no knowledge of any other tests, trials or studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement and the Prospectus; the Company has not received any notices or other correspondence from the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or any committee thereof or from any other governmental agency or entity requiring the termination, suspension or modification of any tests, trials or studies that are described or referred to in the Registration Statement or the Prospectus; except to the extent disclosed in the Registration Statement;

(kk) the Company has complied with, is not in violation of, and has not received any written notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, including without limitation all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, reimbursement, storage, import, export or disposal of any product manufactured or distributed by the Company and applicable to the Company’s interactions with physicians and other healthcare professionals and customers, including the Federal Food, Drug, and Cosmetic Act, the False Claims Act, the anti-kickback provisions of the Social Security Act, state anti-kickback laws, and state consumer protection and business practice laws, each as amended and in force from time to time (“Applicable Laws”), or any license, certificate, approval, clearance, authorization, permit, supplement or amendment required by any Applicable Laws (“Authorizations”), except where such non-compliance or violation would not, individually or in the aggregate, have a Material Adverse Effect; the Company possesses all Authorizations and such Authorizations are in full force and effect, except where such failure to possess Authorizations would not, individually or in the aggregate, have a Material Adverse Effect; the Company is, and its products are, in compliance in all respects with all Authorizations and Applicable Laws, including, but not limited to, all laws, statutes, rules, regulations, or orders administered, issued or enforced by the FDA or any other federal or foreign governmental authority having authority over the Company or any of its products (“Governmental Authority”), except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect;

(ll) except as described in the Registration Statement and the Prospectus, the Company has not received from the FDA or any other Governmental Authority any notice of adverse findings, regulatory letters, notices of violations, Warning Letters, criminal proceeding notices under Section 305 of the Federal Food, Drug, and Cosmetic Act, as amended, or other similar communication from the FDA or other Governmental Authority alleging or asserting material noncompliance with Applicable Laws or any Authorizations, and there have been no seizures conducted or threatened by the FDA or other Governmental Authority, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, safety alerts or similar actions relating to the safety or efficacy of the Company’s products conducted, requested or threatened by the FDA or other Governmental Authority relating to the products sold by or activities of the Company; except as described in the Registration Statement and the Prospectus, the Company has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal, safety alert, “dear doctor” letter, or other similar notice or action relating to the alleged lack of safety or efficacy of any of the Company’s products or any alleged product defect or violation, and the Company has no knowledge that any Governmental Authority has initiated, conducted or intends to initiate any such notice or action; the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other similar action from any Governmental Authority alleging that any product operation or other activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; each regulatory submission for the Company’s products has been filed, cleared and maintained in compliance in all material respects with all Applicable Laws and

Authorizations, including, without limitation, applicable federal statutes, rules, regulations or orders administered or promulgated by the FDA or other Governmental Authority, and all laboratory and clinical studies, and tests, conducted by or on behalf of the Company, that support clearance of its products have been conducted in all material respects in compliance with accepted professional scientific standards and all Applicable Laws and Authorizations in all material respects; no filing or submission to the FDA or any other Governmental Authority, intended to be the basis for any Authorization, contains any material omission or material false information, and the Company has not received any notices or correspondence from any Governmental Authority (including, but not limited to, the FDA) requiring suspension of any studies, tests, or clinical trials conducted by or on behalf of the Company; except as described in the Registration Statement and the Prospectus, there currently are not any clinical trials being conducted by or on behalf of the Company where the underlying data will or is intended to be submitted to the FDA, nor are there any applications for premarket approval or clearance pending with the FDA; the Company is not aware of any facts which are reasonably likely to cause (A) the withdrawal, or recall of any products sold or intended to be sold by the Company, or (B) a change in the marketing classification or labeling of any such products, except as would not reasonably be expected to result in a Material Adverse Effect, (C) a termination or suspension of marketing clearance of any such products, or (D) a suspension or revocation of any of the Company’s Authorizations; the Company has not received notice (whether complete or pending) of any proceeding seeking recall, suspension or seizure of any products sold or intended to be sold by the Company; neither the Company nor any Stockholder nor any of Company’s current or former employees has (i) been disbarred or received notice of action or threat of action with respect to debarment under the provisions of 21 U.S.C. Sections 335a, 335b, or 335c; (ii) been subject to any other FDA enforcement action or proceeding, including without limitation any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter; or (iii) used in any capacity the services of any person that has been subject to debarment or any other FDA enforcement action or proceeding, including without limitation those actions or proceedings expressly described in clauses (i) and (ii).

(mm) neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other Person (as defined below) acting on behalf of the Company, has (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment on behalf of or for the benefit of the Company. “Person” shall mean an individual, partnership, limited liability company, corporation, association joint stock company, trust, joint venture or unincorporated organization.

(nn) except pursuant to this Agreement, neither the Company nor Enable has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus;

(oo) neither the Company nor Enable nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except as contemplated by this Agreement;

(pp) to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

In addition, any certificate signed by any officer of the Company or Enable and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Enable, as the case may be, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

(a) such Selling Stockholder at the time of delivery of such Shares will be, the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares, the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(b) such Selling Stockholder will be the sole registered owner of the Shares to be sold by such Selling Stockholder; such Selling Stockholder will have full legal right and power to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement; and upon payment for and delivery of the Shares in accordance with the Underwriting Agreement, the Underwriters will acquire all of the rights of such Selling Stockholder in the Shares and will also acquire their interest in such Shares free of any adverse claim;

(c) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions contemplated hereby other than registration of the Shares under the Act, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD and qualification of the Shares for quotation on NASDAQ;

(d) the execution, delivery and performance of this Agreement, by such Selling Stockholder, the sale of the Shares to be sold by such Selling Stockholder, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter or by-laws of such Selling Stockholder, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which it or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Stockholder;

(e) this Agreement; the Custody Agreement between American Stock Transfer & Trust Company, as custodian, and each Selling Stockholder (the “Custody Agreement”); the Irrevocable Power of Attorney of Selling Stockholder (the “Power of Attorney”); and the Lock-Up Agreement (in the form set forth as Exhibit A hereto) have been duly authorized, executed and delivered by such Selling Stockholder and each is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as enforceability might have been limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general equity principles and to limitations on availability of equitable relief, and except as to those provisions relating to indemnity or contribution;

(f) when the Registration Statement became effective and at all times subsequent thereto through the later of the additional time of purchase or the termination of the offering of the Shares, the information concerning such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder to the Company for use in the Registration Statement and Prospectus, and any supplements or amendments thereto as relate to such Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) such Selling Stockholder has duly and irrevocably authorized the Representative of the Selling Stockholders, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto;

(h) the sale of such Selling Stockholder’s Shares pursuant to this Agreement is not prompted by any material information concerning the Company which is not set forth in the Prospectus; and

(i) neither such Selling Stockholder nor, to such Selling Stockholder’s knowledge, any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except as contemplated by this Agreement.

In addition, any certificate signed by a Selling Stockholder, if applicable, officer of such Selling Stockholder or the Representative of the Selling Stockholders on behalf of such

Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder as to matters covered thereby, to each Underwriter.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e) subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g) within the time during which a prospectus relating to the Shares is required to be delivered under the Act, to advise the Underwriters promptly of the happening of any event as a result of which the Prospectus would include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare promptly, at the Company’s expense, such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to otherwise comply with the Act;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than                     , 2005;

(i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of a nationally-recognized independent registered public accounting firm);

(j) to furnish to you five (5) manually executed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or Enable;

(l) prior to the time of purchase or the additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or Enable, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or Enable, or the offering of the Shares, without your prior consent;

(m) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company and Enable which have been read by the Company’s independent registered public accounting firm, as stated in their letter to be furnished pursuant to Section 5(b) hereof;

(n) to consummate the acquisition of Enable concurrently with or immediately following the time of purchase;

(o) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus and file such reports with the Commission with respect to the sale of the Shares and application of net proceeds therefrom as may be required in accordance with Rule 463 of the Act;

(p) in connection with the distribution of the Shares contemplated hereby, not to take, directly or indirectly, any action designed, or which constitutes or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except as contemplated by this Agreement;

(q) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares by the Company or the Selling Stockholders including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares by the Company or the Selling Stockholders to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the

Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company’s and the Selling Stockholders’ other obligations hereunder;

(r) not to (x) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (z) publicly announce an intention to effect any transaction specified in clause (x) or (y), in each case for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Book-Runners, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, and (iv) the filing of a registration statement on Form S-8 relating to stock option plans described in the Registration Statement and the Prospectus;

Notwithstanding the foregoing, if:

(1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs.

(s) to use its best efforts to cause the Common Stock to be listed for quotation on the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”) and to maintain such listing; and

(t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6. Certain Covenants of the Selling Stockholders. Each of the Selling Stockholders hereby agrees:

(a) within the time during which a prospectus relating to the Shares is required to be delivered under the Act, to advise the Underwriters promptly of the happening of any change in information in the Registration Statement or Prospectus relating to such Selling Stockholder; and

(b) in connection with the distribution of the Shares contemplated hereby, not to take, directly or indirectly, any action designed, or which constitutes or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except as contemplated by this Agreement.

7. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(q) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, to the accuracy of the representations and warranties on the part of the Selling Stockholders on the date hereof and, if applicable, at the additional time of purchase, the performance by the Company and each of the Selling Stockholders of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Epstein Becker & Green, P.C., counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, stating that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(ii) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(iii) this Agreement has been duly authorized, executed and delivered by the Company;

(iv) the Shares have been duly authorized and validly issued and are fully paid and non-assessable;

(v) the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders; simultaneously with the time of purchase, all outstanding shares of the Company’s Series A Preferred Stock, $0.0001 par value per share, and Series B Preferred Stock, $0.0001 par value per share, shall convert into the number of shares of Common Stock set forth in the Registration Statement and the Prospectus in the manner set forth therein and in compliance with applicable law and no holder of any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for capital stock of the Company or options, warrants other securities of the Company shall have any existing or future right to acquire shares of preferred stock of the Company; and, as of the date of this Agreement, the Company has effected and completed a 1-for-3.8 reverse stock split of the Common Stock in the manner set forth in the Registration Statement and the Prospectus;

(vi) the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus;

(vii) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; and the conditions to the use of Form S-1 have been satisfied;

(viii) the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(ix) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been effected, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD and qualification of the Shares for quotation on NASDAQ;

(x) the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (i) the charter or by-laws of the Company; (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected identified on the annexed schedule furnished to us by the Company and which the Company has represented lists all material agreements and instruments to which the Company is a party or by which the Company or any of its properties may be bound or affected; (iii) any federal or state law, regulation or rule; or (iv) to such counsel’s knowledge, any decree, judgment or order applicable to the Company;

(xi) to such counsel’s knowledge, the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or by-laws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected;

(xii) to such counsel’s knowledge, the Company holds, and is operating in compliance in all material respect with, all approvals, authorizations, franchises, grants, licenses, permits, consents, certificates and orders of any governmental or self-regulatory body necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus (including the information under the caption “Risk Factors”) and all such approvals, authorizations, franchises, grants, licenses, permits, consents, certificates and orders held by the Company are valid and in full force and effect;

(xiii) to such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, statutes, regulations, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

(xiv) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its directors or officers is a party or to which any of its properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

(xv) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(xvi) the Shares have been designated for quotation on NASDAQ.

(xvii) the information in the Registration Statement and the Prospectus under the headings “Business—Legal Proceedings,” “Management—Employment, Severance and Change of Control Agreements,” “Management—Other Agreements,” “Management—Equity Compensation Plan Information,” “Management—401(k) Plan,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock” and “Material United States Federal Income Tax Considerations to Non-United States Holders,” in paragraphs 5 through 8 under the heading “Shares Eligible for Future Sale” and in Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

(xviii) the statements in the Registration Statement and the Prospectus under the headings “Business—Clinical Trials,” “Business—Regulatory Clearances,” “Business—Third-Party Reimbursement,” “Business—Government Regulation,” “Risk Factors—Risks Relating To Our Business—Unless we obtain additional FDA approvals or clearances, we will not be able to promote the AtriCure bipolar ablation system to ablate cardiac tissue or to treat AF and our ability to maintain and grow our business could be harmed,” “Risk Factors—Risks Relating To Our Business—Unless we are able to complete the clinical trials required to support future submissions to the FDA, and unless the data generated by such trials supports the use of our system for the treatment of

AF as safe and effective, we may not be able to secure additional FDA clearances or approvals and our ability to maintain and grow our business could be harmed,” “Risk Factors—Risks Relating To Our Business—We may be subject to fines, penalties, injunctions and other sanctions if we are deemed to be promoting the use of our products for non-FDA approved, or off-label, uses,” “Risk Factors—Risks Relating To Our Business—If we or our third party vendors fail to comply with extensive FDA regulations relating to the manufacturing of our product or any component part, we may be subject to fines, injunctions and penalties and our ability to commercially distribute and promote our products may be hurt,” “Risk Factors—Risks Relating To Our Business—If we fail to comply with the extensive FDA regulations relating to our business, we may be subject to fines, injunctions and penalties and our ability to commercially distribute and promote our products may be hurt,” “Risk Factors—Risks Relating To Our Business—Modifications to the AtriCure bipolar ablation system may require new clearances or approvals or require us to cease promoting or recall the modified products until such clearance or approvals are obtained,” “Risk Factors—Risks Relating To Our Business—We will spend considerable time and money complying with federal, state and foreign regulations in addition to FDA regulations, and, if we are unable to fully comply with such regulations, we could face substantial penalties” and “Risk Factors—Risks Relating To Our Business—If doctors or hospitals were to receive inadequate levels of reimbursement for surgical AF treatments using the AtriCure bipolar ablation system from governmental or other third-party payors, it could affect the adoption or use of our system and may cause our revenues to decline,” (collectively, the “Regulatory Information”) in the Registration Statement and the Prospectus, insofar as such statements constitute summaries of the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations, policies, and procedures of the FDA, at the time such Registration Statement became effective, as of the date of the Prospectus and at the time of purchase or the additional time of purchase, as the case may be, are accurate and complete in all material respects and present fairly the information therein set forth and based upon the description of the Company’s business contained in the Prospectus, such statements summarize the provisions of the Federal Food, Drug and Cosmetic Act, as amended, and the regulations, policies, and procedures of the FDA that are material to the Company’s business;

(xix) to such counsel’s knowledge, the statements in the Registration Statement and the Prospectus relative to trademarks, service marks, copyrights or other proprietary information or materials of the Company under the caption “Business—Intellectual Property” are accurate in all material respects and present fairly the information therein set forth;

(xx) each Selling Stockholder is the sole registered owner of the Shares to be sold by such Selling Stockholder; and

(xxi) except and to the extent of Shares sold by the Selling Stockholders hereunder, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (vi), (xvii) and (xviii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Greenebaum Doll & McDonald PLLC, counsel for Enable, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, stating that:

(i) Enable has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

(ii) Enable is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of their business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(iii) all of the outstanding shares of capital stock of Enable have been duly authorized and validly issued, are fully paid and non-assessable;

(iv) to such counsel’s knowledge, Enable is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or by-laws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which Enable is a party or by which it or any of its respective properties may be bound or affected identified on the annexed schedule furnished to us by Enable and which Enable has represented lists all material agreements and instruments to which Enable is a party or by which Enable or any of its properties may be bound or affected;

(v) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which Enable or any of its directors or officers is a party or to which any of its properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

(c) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Cook, Alex, McFarron, Manzo, Cummings & Mehler, intellectual property counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, stating that:

(i) To such counsel’s knowledge, the statements in the Registration Statement and the Prospectus relative to patents under the caption “Business—Intellectual property” are accurate and complete statements or summaries of the matters therein set forth. Nothing has come to such counsel’s attention that causes them to believe that the above-described portions of the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) To such counsel’s knowledge, (a) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and (b) no such proceedings are threatened or contemplated by governmental authorities or others.

(iii) Such counsel does not know of any contracts or other documents, relating to the Company’s patents, trade secrets, trademarks, service marks or other proprietary information or materials, of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed. To the extent such counsel has any knowledge of contracts or other documents relating to the Company’s patent rights, they have been made known to Simpson Thacher & Bartlett LLP, counsel for the Underwriters.

(iv) To such counsel’s knowledge, (a) the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials of others, and (b) there are no infringements by others of any of the Company’s patents, trade secrets, trademarks, service marks or other proprietary information or materials, with the exception of the potentially infringing apparatuses or methods developed or being developed by two third parties that have been made known to the Underwriters and described in the Registration Statement and the Prospectus, which in such counsel’s judgment could affect materially the use thereof by the Company.

(v) Such counsel has no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the patents referenced in the Registration Statement and the Prospectus for which such counsel is responsible. Such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus. Such counsel is unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the Company’s patents and other material property and assets.

(vi) Such counsel has no knowledge of any material fact with respect to the patent applications of the Company presently on file for which such counsel is responsible that would preclude the issuance of patents with respect to such applications in due course and with appropriate amendment, or would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations. Such counsel has no knowledge of any material defects of form in the preparation, filing or prosecution of any patents or patent applications on behalf of the Company. Such counsel is not aware of any information material to the patentability of any issued patents or patent applications of the Company presently on file for which such counsel is responsible that has not been adequately disclosed, or any material misrepresentations made in the preparation, filing or prosecution of such patents and patent applications, to the United States Patent and Trademark Office, or any foreign patent office, as applicable. Such counsel notes, however, that the claims pending in the patent applications presently on file have been and/or may be rejected by the United States Patent and Trademark Office, or foreign patent offices, as unpatentable in view of prior art, and the pending patent application claims may need to be amended to secure the allowance thereof.

(d) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Frost, Brown & Todd, intellectual property counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, stating that:

(i) To such counsel’s knowledge, the statements in the Registration Statement and the Prospectus relative to patents under the caption “Business—Intellectual property” are accurate and complete statements or summaries of the matters therein set forth. Nothing has come to such counsel’s attention that causes them to believe that the above-described portions of the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) To such counsel’s knowledge, (a) there are no legal or governmental proceedings pending relating to patent rights of the Company, and (b) no such proceedings are threatened or contemplated by governmental authorities or others.

(iii) Such counsel does not know of any contracts or other documents, relating to the Company’s patents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed required. To the extent such counsel has any knowledge of contracts or other documents relating to the Company’s patents, they have been made known to Simpson Thacher & Bartlett LLP, counsel for the Underwriters.

(iv) To such counsel’s knowledge, (a) the Company is not infringing or otherwise violating any patents, and (b) there are no infringements by others of any of the Company’s patents which in such counsel’s judgment could affect materially the use thereof by the Company.

(v) Such counsel has no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the patents referenced in the Registration Statement and the Prospectus for which such firm is responsible. Such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus. Such counsel is unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the Company’s patents and other material property and assets.

(vi) Such counsel is not aware of any material fact with respect to the patent applications of the Company presently on file for which such counsel is responsible that (a) would preclude the issuance of patents with respect to such applications in due course and with appropriate amendment, or (b) would lead such counsel to conclude that such patents, if and when issued, would not be valid and enforceable in accordance with applicable regulations. Such counsel has no knowledge of any material defects of form in the preparation, filing or prosecution of any patents or patent applications on behalf of the Company. Such counsel is not aware of any information material to the patentability of any issued patents or patent applications of the Company presently on file for which such counsel is responsible that has not been adequately disclosed, or any material misrepresentations made in the preparation, filing or prosecution of such patents and patent applications, to the United States Patent and Trademark Office, or any foreign patent office, as applicable. Such counsel notes, however, that the claims pending in the patent applications presently on file have been and/or may be rejected by the United States Patent and Trademark Office, or foreign patent offices, as unpatentable in view of prior art, and the pending patent application claims may need to be amended to secure the allowance thereof.

(e) Each Selling Stockholder shall furnish to you at the additional time of purchase, an opinion of Cooley Godward LLP or , as the case may be, counsel for such Selling Stockholder, addressed to the Underwriters, and dated the additional time of purchase with executed copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, stating that:

(i) this Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

(ii) each Selling Stockholder has full legal right and power to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement;

(iii) upon the payment and transfer of the Shares contemplated by the Underwriting Agreement, and assuming that each Underwriter acquires its interest in the Shares to be sold by the Selling Stockholders to such Underwriter without notice of any adverse claim, the Underwriters will acquire a security entitlement with respect to the Shares and no action based on an adverse claim may be asserted against the Underwriters;

(iv) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares to be sold by such Selling

Stockholders and the compliance by such Selling Stockholder with this Agreement, other than those imposed by the Act, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD and qualification of the Shares for quotation on NASDAQ;

(v) the execution, delivery and performance of this Agreement by such Selling Stockholder, the sale of the Shares by such Selling Stockholder pursuant to the Underwriting Agreement and the compliance by such Selling Stockholders with this Agreement do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (a) the charter or by-laws of such Selling Stockholder, or (b) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which it or any of its properties may be bound or affected, as identified on a schedule annexed to the Selling Stockholder certificate furnished to us by such Selling Stockholder and which such Selling Stockholder has represented lists all material agreements and instruments to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties may be bound or affected that is affected by the sale of the Shares or the execution, delivery and performance of this Agreement, or (c) any federal, state, local or foreign law, regulation or rule, which is such counsel’s experience is typically applicable to transactions of the nature contemplated by this Agreement and is applicable to such Selling Stockholder or (d) to such counsel’s knowledge any decree, judgment or order applicable to such Selling Stockholder;

(vi) the Representative of the Selling Stockholders has been duly authorized by each Selling Stockholder to execute and deliver on behalf of such Selling Stockholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder.

In addition, certain opinions relating to the Selling Stockholders with respect to the laws of the State of New York will be delivered by Epstein Becker & Green, P.C.

(f) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms heretofore approved by the Book-Runners.

(g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Book-Runners.

(h) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Covington & Burling, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Book-Runners.

(i) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object in writing.

(j) The Registration Statement shall become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(k) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and Enable taken as a whole shall occur or become known.

(m) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

(n) You shall have received signed Lock-up Agreements required pursuant to Section 3(s), and referred to in Section 4(e), hereof.

(o) The Company and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(p) The Shares shall have been approved for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(q) All conditions to the consummation of the Merger Agreement other than the closing of the offering and sale of Shares have been satisfied or waived.

(r) The Selling Stockholders will at the additional time of purchase deliver to you a certificate of the Representative of the Selling Stockholders to the effect that the representations and the warranties of the Selling Stockholders as set forth in this Agreement are true and correct as of each such date.

9. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Book-Runners or any group of Underwriters (which may include the Book-Runners) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and Enable taken as a whole, which would, in the Book-Runners’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement there shall have occurred: (i) a suspension or material limitation (including the fixing of minimum or maximum prices) in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation (including the fixing of minimum or maximum prices) in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Book-Runners’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or Enable by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Book-Runners or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Representative of the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(q), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each of the Selling Stockholders agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise except to the extent that the Company shall not have otherwise learned of such proceeding and such failure to notify results in the forfeiture by the Company of substantial rights or defenses. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties but the Company may employ additional counsel and participate in the defense thereof at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Selling Stockholder severally and not jointly agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, provided however, that no Selling Stockholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible pursuant to this Section 11, either pursuant to this indemnity or as a result of any breach of this Agreement, (x) if the Underwriters do not exercise their option to purchase Additional Shares from such Selling Stockholder or (y) for losses, expenses, liability or claims for an amount in excess of the net proceeds received by such Selling Stockholder (after deducting underwriting discounts and commissions and before deducting expenses) from the sale of Shares hereunder; and provided further, that the foregoing indemnity with respect to any untrue statement contained in or omission from a Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure to send or give a copy of the Prospectus to such person is the result of non-compliance by the Company with Section 5(b) hereof.

If any Proceeding is brought against an Underwriter or any such person in respect of which indemnity may be sought against any Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Representative of the Selling Stockholders in writing of the institution of such Proceeding and such Selling Stockholder shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Representative of the Selling Stockholders shall not relieve such Selling Stockholder from any liability which such Selling Stockholder may have to any Underwriter or any such person or otherwise except to the extent that such Selling Stockholder shall not have otherwise learned of such proceeding and such failure to notify results in the forfeiture by such Selling Stockholder of substantial rights or defenses. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by such Selling Stockholder in connection with the defense of such Proceeding or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such Selling Stockholder (in which case Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Selling Stockholder and paid on a quarterly basis (it being understood, however, that such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of such Selling Stockholder, such Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, any Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, any Selling Stockholder or any such person or otherwise except to the extent that such Underwriter shall not have otherwise learned of such proceeding and such failure to notify results in the forfeiture by such Underwriter of substantial rights or defenses. The Company, any Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a), (b) or (c) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, each Selling Stockholder and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Company and each Selling Stockholder and of the Underwriters in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by each of the Company and each Selling Stockholder and the Underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and each Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of each of the Company and each Selling Stockholder on the one hand and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, such Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each of the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholders, against any of the Company’s or Selling Stockholder’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

12. Information Furnished. (a) The statements set forth in the Prospectus (i) in the sixth paragraph under the caption “Underwriting” regarding electronic delivery of prospectuses, (ii) in the second and third sentences of the first paragraph under the caption “Underwriting—Commissions and discounts” regarding the allowance and reallowance amounts, (iii) in the last sentence of the first paragraph under the caption “Underwriting—Commissions and discounts” regarding discretionary sales, (iv) under the caption “Underwriting—Price stabilization, short positions” regarding stabilization constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.

(b) The statements set forth in the Prospectus with respect to each Selling Stockholder under the caption “Principal and Selling Stockholders” constitute the only information furnished by or on behalf of such Selling Stockholder as such information is referred to in Sections 4, 6(a) and 11 hereof.

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 6033 Schumacher Park Drive, Cincinnati, OH 45069, Attention: David J. Drachman, President and Chief Executive Officer; and if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Representative of the Selling Stockholders at the offices of the Company at 6033 Schumacher Park Drive, Cincinnati, OH 45069, Attention: David Drachman, President and Chief Executive Officer, or Thomas Etergino, Vice President and Chief Financial Officer.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each of the Selling Stockholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Book-Runners or any indemnified party. Each of the Book-Runners, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholders waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Stockholders agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and to the extent provided in Section 11 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, each of the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

19. Miscellaneous. UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

Lending affiliates of any of the Underwriters may have lending relationships with issuers of securities underwritten or privately placed by the Underwriters. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Underwriters will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of any of the Underwriters.

Signature page follows

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours, ATRICURE, INC.

By:
Title:

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE B ATTACHED HERETO

By:
Attorney-in-Fact

Accepted and agreed to as of the

date first above written, on behalf

of themselves and the other several

Underwriters named in Schedule A

UBS SECURITIES LLC

PIPER JAFFRAY & CO.

THOMAS WEISEL PARTNERS LLC

A.G. EDWARDS & SONS, INC.

By: UBS SECURITIES LLC

By:
Title:

By:
Title:

By: PIPER JAFFRAY & CO.

By:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC

PIPER JAFFRAY & CO.

THOMAS WEISEL PARTNERS LLC

A.G. EDWARDS & SONS, INC.

Total	4,000,000

SCHEDULE B

Selling Stockholders	Number of Additional Shares

Charter Advisors Fund IV, L.P.	937

Charter Entrepreneurs Fund IV, L.P.	2,972

CLS I-IV, LLC	82,028

Duke University Special Ventures Fund, Inc.	1,089

Foundation Medical Partners, L.P.	57,552

Lifschultz, Elizabeth H.	4,057

Lifschultz, Lowell S.	6,915

New England Partners Capital, L.P.	19,184

Santamore, Ph.D. William P.	1,131

Stern, Roger	1,918

U.S. Venture Partners VIII, L.P.	268,738

USVP Entrepreneur Partners VIII-A, L.P.	1,498

USVP Entrepreneur Partners VIII-B, L.P.	804

USVP VIII Affiliates Fund, L.P.	1,178

Total	450,000

Exhibit A

AtriCure, Inc.

Common Stock

, 2005

UBS Securities LLC

Piper Jaffray & Co.

Thomas Weisel Partners LLC

A.G. Edwards & Sons, Inc.

As Representatives of the several Underwriters

c/o	UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by AtriCure, Inc. (the “Company”) and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the “Offering”) of Common Stock of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 180 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of both of UBS Securities LLC and Piper Jaffray & Co., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of both of UBS Securities LLC and Piper Jaffray & Co., make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

Notwithstanding the foregoing, if:

1.	during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or

2.	prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

signature page follows

2

This Lock-Up Letter Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Lock-Up Letter Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Yours very truly,

Name:

3

Exhibit B

Officers’ Certificate

3.	I have reviewed the Registration Statement and the Prospectus.

4.	The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

5.	The Company has performed all of its obligations under and satisfied all of the conditions of this Agreement as are to be performed or satisfied at or before the time of purchase and at or before the additional time of purchase, as the case may be.

6.	The conditions set forth in paragraphs (k) and (l) of Section 8 of this Agreement have been met.

7.	The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

Annex A

1.